EXHIBIT 99.1

  American River Bankshares Receives Preliminary Approval to Participate in the
                     U.S. Treasury Capital Purchase Program

Sacramento, CA, November 24, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today announced that it has received preliminary approval to participate in the U.S. Department of Treasury ("U.S. Treasury") Capital Purchase Program ("CPP"). The U.S. Treasury has stated that the aim of the CPP is to encourage U.S. financial institutions to increase lending activities to businesses and consumers and to support the U.S. economy. The U.S. Treasury intends to accomplish this by purchasing senior preferred shares in financially sound financial institutions.

American River Bankshares applied for and was preliminarily approved for a $6 million capital investment; a conservative number based on the $4.5 to $13.5 million subscription range available to the Company. At September 30, 2008, the Company's leverage ratio was 7.9%, the Tier 1 risk based ratio was 9.8% and the Total Risk Based Capital ratio was 11.0%. American River Bankshares capital ratios currently exceed the regulatory guidelines and American River Bank's capital levels are above the "well-capitalized" standards based on regulatory guidelines.

American River Bankshares' participation in the CPP is conditioned on its approval of the Securities Purchase Agreement and related documents, as well as approval from shareholders to amend the Company's Articles of Incorporation to authorize preferred stock, with the intent to issue senior preferred stock to the U.S. Treasury. The Company's Board of Directors is still assessing the merits of the CPP and has not yet made a final decision on the Company's participation. The Board of Directors has concerns over the Securities Purchase Agreement and related documents, including limitations on cash dividends and share repurchases, among other matters.

"While the flexibility the capital investment would provide us is certainly appealing, American River Bankshares is adamant about controlling its own future. Participation in the Capital Purchase Program would be dependent upon a clear understanding of all ramifications of the Securities Purchase Agreement and related documents," said David Taber, President and CEO of American River Bankshares. "Our Company is known for providing shareholder value and our ability to issue dividends and repurchase shares is paramount to that reputation."

About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

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Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the of Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.


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